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                                                                       EXHIBIT 4
                                                                 to SCHEDULE 13D

                                       S1

                              STOCKHOLDER AGREEMENT


         This STOCKHOLDER AGREEMENT, dated as of September 21, 1999, is entered into by and among each of the stockholders of FICS Group N.V., a Belgian corporation (naamloze vennootschap ("N.V.")) ("FICS"), listed on the signature page of this Stockholder Agreement (collectively, the "FICS Stockholders"), and the stockholders of Security First Technologies Corporation, a Delaware corporation ("S1"), named on Schedule I hereto (collectively, the "Stockholders") who are directors, executive officers or other affiliates of S1 (for purposes of Rule 145 under the Securities Act of 1933, as amended).

         WHEREAS, S1, the FICS Stockholders, S1 Europe Holdings N.V., a Belgian corporation ("S1 Holdings"), and FICS have entered into that certain Share Purchase Agreement II, dated as of September 21, 1999 (the "Agreement"), which is conditioned upon, and requires, the execution of this Stockholder Agreement and which provides for, among other things, the acquisition of all or substantially all of the capital stock of FICS by S1 Holdings (the "Transaction"); and

         WHEREAS, in order to induce the FICS Stockholders to enter into or proceed with the Agreement, the Stockholders represent and warrant that the facts provided herein are accurate as to each of the Stockholders set froth herein, and each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Transaction and the other transactions contemplated by the Agreement in his/her capacity as a stockholder of S1.

         NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Ownership of S1 Common Stock. Each Stockholder represents and warrants that the number of shares of S1 common stock, par value $.01 per share ("S1 Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of S1 Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

         2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

         (a) Such Stockholder shall, at any meeting of the holders of S1 Common Stock called for the purpose, vote or cause to be voted all shares of S1 Common Stock with respect to which such Stockholder has the right to vote (whether owned as of the date hereof or hereafter
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acquired) in favor of the Agreement, the Transaction and the other transactions contemplated by the Agreement.

         (b) Prior to the Closing Date, except as otherwise expressly permitted hereby, such Stockholder shall not, sell, pledge, transfer or otherwise dispose of his/her shares of S1 Common Stock; provided, however, that this Section 2(b) shall not apply to a pledge existing as of the date hereof.

         3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his/her shares of S1 Common Stock, provided that such Stockholder obtains the prior written consent of a number of FICS Stockholders that together own a majority of the capital stock of FICS and that any acquirer of such S1 Common Stock agrees in writing to be bound by this Stockholder Agreement.

         4. Specific Performance; Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. Each of the Stockholders agrees that irreparable damage to the FICS Stockholders would occur in the event that the provisions of this Stockholder Agreement were not performed in accordance with its specific terms or were otherwise breached by any of the Stockholders. It is accordingly agreed that the FICS Stockholders shall be entitled to an injunction ro injunctions to prevent breaches of this Stockholder Agreement by any of the Stockholders and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which S1 is entitled at law or in equity. This Stockholder Agreement may be terminated at any time prior to the consummation of the Transaction by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. Notices. Notices may be provided to the FICS Stockholders and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

         6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. Headings. The section headings contained herein are for reference purpose only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.
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         9. Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.
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         IN WITNESS WHEREOF, each of the FICS Stockholders and the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.


FICS STOCKHOLDERS

/s/ Michel Akkermans
--------------------
MICHEL AKKERMANS


PAMICA N.V.

By: /s/ Michel Akkermans
------------------------
    Name:
    Title:


GENERAL ATLANTIC PARTNERS 20, L.P.
By: GENERAL ATLANTIC PARTNERS, LLC, its General Partner

By: /s/ David C. Hodgson
------------------------
    Name:  David C. Hodgson
    Title: A Managing Member


GENERAL ATLANTIC PARTNERS 52, L.P.
By: GENERAL ATLANTIC PARTNERS, LLC, its General Partner

By: /s/ David C. Hodgson
------------------------
    Name:  David C. Hodgson
    Title: A Managing Member


GAP COINVESTMENT PARTNERS, L.P.

By: /s/ David C. Hodgson
------------------------
    Name:  David C. Hodgson
    Title: A General Partner
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GIMV N.V.

By: /s/ Guan Acker      /s/ Herman Daens
----------------------------------------
    Name:  Guan Acker       Herman Daens
    Title: CEO-President    Chairman


/s/ Guy Moons
-------------
GUY MOONS

/s/ Steven Van Rossen
---------------------
STEVEN VAN ROSSEN

/s/ Nadine Quaeyhaegens
-----------------------
NADINE QUAEYHAEGENS

/s/ Etienne Castiaux
--------------------
ETIENNE CASTIAUX

/s/ Goort Gelten
----------------
GOORT GELTEN

/s/ Loek Van Den Boog
---------------------
LOEK VAN DEN BOOG

/s/ Fredrick Dumas
------------------
FREDRICK DUMAS
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UNICO PORTFOLIO LTD.

By: /s/ Marcela Tejeria A.
--------------------------
    Name:  MARCELA TEJEIRA A.
    Title: President


By: /s/ Shona Louise White
--------------------------
    Name:  SHONA LOUISE WHITE
    Title: Secretary
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THE STOCKHOLDERS:


/s/ James S. Mahan III
----------------------
James S. Mahan III

/s/ Robert F. Stockwell
-----------------------
Robert F. Stockwell

/s/ Daniel H. Drechsel
----------------------
Daniel H. Drechsel

/s/ Robert W. Copelan, D.V.M.
-----------------------------
Robert W. Copelan, D.V.M.

/s/ Dorsey R. Gardner
---------------------
Dorsey R. Gardner

/s/ Joseph S. McCall
--------------------
Joseph S. McCall

/s/ Howard J. Runnion, Jr.
--------------------------
Howard J. Runnion, Jr.

/s/ Jackson L. Wilson
---------------------
Jackson L. Wilson